Exhibit 99.01

GLOSSARY OF MINING TERMS

In this Registration Statement, there are technical terms relating to geology, mining or related matters whose definition cannot readily be found in conventional dictionaries. The following glossary of geological and mining terms is offered to facilitate the reader's understanding of the material which follows. Refer to Exhibit 99.01

alkali reactant         A chemical product used in processing when there is a
                        need to raise the alkaline content, or pH, of a solution.

assay A chemical test performed on a sample of ores or minerals to determine the presence, amount and value of any metals it may contain.

ball mill               Equipment used to reduce the size of ore material by
                        dropping steel balls on the rock fragments when in a rotating steel drum, thereby grinding the ore to a powder.

calcine To heat a substance to a high temperature but below the melting or fusing point, causing loss of moisture, reduction or oxidation, and the decomposition of carbonates and other compounds.

conveyor system         Equipment that transports from one point to another in
                        a mining operation using conveyor belts moving over a fixed platform.

creep resistance        Resistance to shear crystals and deformation, prevented
                        with vanadium as an alloy in steel products.

face The external portion of a drift, crosscut, or slope in which mining work is being undertaken.

ferro-phosphorus        A chemical compound consisting of iron and phosphorus
                        of various proportions.

ferro-vanadium          A metal alloy that can contain from 40% to 80%
vanadium.

grade The average assay of a ton of ore, reflecting the metal content.

head grade              The average grade of ore fed into a mill.

high grade rich ore     The best ore in a deposit.

ilmenite A lustrous black to brownish titanium ore, consisting chiefly of the oxides of iron and titanium.

level                   The horizontal openings on a working horizon in a mine;
                        it is customary to work mines from a shaft, establishing levels at regular intervals, generally about 50 meters or more apart.

kiln A high temperature furnace where ore material is chemically and mineralogically transformed. A common size of a rotating horizontal kiln used for vanadium processing is 300 meters long and 5 meters in diameter.

kiln feed               The ore material put in the kiln for treatment. In the
                        case of vanadium ore, the kiln feed is a magnetic concentrate obtained by passing the ore through a magnetic concentrator.

magnetic concentrator   A stationary magnet mounted inside a rotating steel
                        drum which collects magnetic material and discards the non-magnetic matter.

magnetic separator      A piece of electromagnetic equipment that acts as a
                        powerful magnet which separates the magnetite material from the gangue or earth material. A triple-step high intensity magnetic separator is electromagnetic, set in a series of three and provides a continuous cleaning operation, while a low intensity magnetic separator is made up of a standard magnet with a low intensity field.

magnetite               The mineral form of black iron oxide, Fe3O4, that often
                        occurs with magnesium, zinc, and manganese and is an important ore of iron.

metalliferous           Mineral deposit or ore containing metal.

mill A processing plant that produces a concentrate of the valuable minerals or metals contained in an ore. The concentrate must then be treated in some other type of plant to effect recovery of the pure mineral.

milling ore             Ore that contains sufficient amounts of valuable
                        mineral to be treated by the milling process.

mineable reserves       Ore reserves that are known to be extractable from a
mine.

mineral A naturally occurring homogeneous substance having definite physical properties and chemical composition and, if formed under favorable conditions, a definite crystal form.

open pit                A mine that is entirely on the surface of the earth.
                        Also referred to as an open-cut or open-cast mine.

ore Material that can be mined and processed for commercial value.

ore body A natural concentration of valuable material in the ore that can be extracted and sold at a profit.

ore dressing            The crushing and separating of ore into valuable
                        substances or waste by any of a variety of techniques.

ore reserves            The calculated tonnage and grade of mineralization
                        which can be extracted profitably from an ore bed; ore reserves are classified as possible, probable or proven, depending upon the level of confidence that can be placed in the data.

petroleum coke          A by-product from petroleum processing.

primary crusher         An apparatus located at a mine site used to reduce the
                        size of ore material. Rock is dropped between large strong metal jaws (a jaw crusher) or between a gyrating cone and a solid steel armature (a cone crusher). The material from this process is often subjected to a secondary crusher before entering the magnetic concentrator.

probable reserves       Reserves for which quantity and grade and/or quality
                        are computed form information similar to that used for proven or measured reserves, but where the sites for inspection, sampling, and measurement are farther apart or are less adequately spaced. The degree of assurance, although lower than that for proven or measured reserves, is high enough to assume the continuity of ore reserves between points of observation. (Also known as indicated reserves.)

proven reserves         Reserves for which (a) quantity is computed from
                        dimensions revealed in outcrops, trenches, workings or drill holes; (b) grade and/or quality are computed from the results of detailed sampling; and (c) the sites for inspection, sampling and measurement are spaced so closely and the geologic character is so well defined that size, shape, depth and mineral content of reserves are well-established. (Also known as measured reserves.)

reclamation             The restoration of a site after mining or exploration
                        activity is completed.

recovery The percentage of valuable metal in ore that is recovered by metallurgical treatment.

reserves That part of a mineral deposit which could be economically and legally extracted or produced at the time of the reserve determination. Reserves are customarily stated in terms of "ore" when dealing with metalliferous minerals.

resources               The calculated amount of material in a mineral deposit,
                        based on limited drill information.

rod mill Equipment used to reduce the size of ore material by having steel rods tumble in a large rotating cylindrical drum. Rock fragments placed in the drum are reduced from ore into a fine powder.

silica A white or colorless crystalline compound, SiO2, occurring abundantly as quartz, sand, flint, agate, and many other minerals and used to manufacture a wide variety of materials, especially glass and concrete.

silicate Any of numerous minerals containing silicon, oxygen, and one or more metals, which, as a group, forms over 90 percent of the earth's crust.

silicate floatation
column Process employed to extricate the silicate in the residue material.

slag                    The residue left by the smelting of metallic ore.

soda ash Known as sodium carbonate used in the roasting process to produce the soluble sodium vanadate leached from the calcine residue.

spent catalysts         In the process to speed a chemical reaction, catalysts
                        are employed which remain chemically unchanged by the reaction. Vanadium based catalysts are used for the production of sulphuric acid.

tailings Material rejected from a mill after the recoverable valuable minerals have been extracted.

tailings pond           A low-lying depression used to confine tailings, the
                        prime function of which is to allow enough time for heavy metals to settle out or for cyanide to be destroyed before water is discharged into the local watershed.

vanadiferous            Mineral deposit or ore containing vanadium.

vanadium                A metallic element found in several minerals.

vanadium pentoxide      The primary oxide produced from vanadium.  Its chemical
                        symbol is V2O5.

waste Barren rock in a mine, or mineralized material that is too low in grade to be mined and milled at a profit.